UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 11, 2006 (August 10, 2006)
Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
On August 10, 2006 Retail Ventures, Inc. (“RVI”) announced the pricing of its 6.625% Mandatorily Exchangeable Notes due September 15, 2011, or PIESsm (Premium Income Exchangeable SecuritiesSM) in the aggregate principal amount of $125,000,000 ($143,750,000 if the underwriter exercises in full its option to purchase additional PIES pursuant to the underwriting agreement). The closing of the offering is expected to take place on August 16, 2006.
The PIES will bear a coupon at an annual rate of 6.625% of the principal amount, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2006 and ending on September 15, 2011. Except to the extent RVI exercises its cash settlement option, the PIES are mandatorily exchangeable, on the maturity date, into Class A common shares of DSW Inc. (“DSW”), no par value per share, which are issuable upon exchange of DSW Class B common shares, no par value per share, beneficially owned by RVI. On the maturity date, each holder of the PIES will receive a number of DSW Class A common shares per $50 principal amount of PIES equal to the “exchange ratio” described in the RVI prospectus, or if RVI elects, the cash equivalent thereof or a combination of cash and DSW Class A common shares. The exchange ratio is equal to the number of DSW Class A common shares determined as follows: (i) if the applicable market value of DSW Class A common shares equals or exceeds $34.95, the exchange ratio will be 1.4306 shares; (ii) if the applicable market value of DSW Class A common shares is less than $34.95 but greater than $27.41, the exchange ratio will be between 1.4306 and 1.8242 shares; and (iii) if the applicable market value of DSW Class A common shares is less than or equal to $27.41, the exchange ratio will be 1.8242 shares, subject to adjustment as provided in the PIES. The maximum aggregate number of DSW Class A common shares deliverable upon exchange of the PIES is 4,560,500 DSW Class A common shares (or 5,244,575 DSW Class A common shares if the underwriter exercises in full its option to purchase additional PIES pursuant to the underwriting agreement), subject to adjustment as provided in the PIES.
RVI intends to use the net proceeds of the offering to repay the approximately $49.7 million remaining balance of its intercompany note due to Value City Department Stores LLC (“Value City”), a subsidiary of RVI, and Value City will use such proceeds and other funds to repay $49.5 million of the outstanding principal amount of its $50 million non-convertible loan, together with fees and expenses. The balance of the net proceeds will be applied for general corporate purposes, which may include the repayment of borrowing under the Value City revolving loan.
Lehman Brothers Inc. is acting as the sole underwriter.
A copy of the prospectus relating to the offering may be obtained by contacting Lehman Brothers Inc., c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, NY 11717; Email: monica_castillo@adp.com; Fax: (631) 254-7268.

A copy of the press release making this announcement is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 10, 2006

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: August 11, 2006

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